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                                                                    EXHIBIT 4.3

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.


                                    Right to Purchase a maximum of 60,000
                                    Shares of Common Stock of Galaxy
                                    Nutritional Foods, Inc.

                                    Date: October 5, 2001

                         GALAXY NUTRITIONAL FOODS, INC.

                         COMMON STOCK PURCHASE WARRANT
                     VOID AFTER 5:00PM EST OCTOBER 5, 2006

         GALAXY NUTRITIONAL FOODS, INC. a Delaware corporation (the "Company"), hereby certifies that, for value received, EXCALIBUR LIMITED PARTNERSHIP, or assigns, is entitled, subject to the terms set forth below, to purchase from the Company a maximum of 60,000 fully paid and nonassessable shares of Common Stock, $.01 par value, of the Company, at a purchase price of $5.86 per share (hereinafter referred to as the "Purchase Price"). The actual number of such shares is contingent upon certain performance measures as provided herein. The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

         As used herein the following, unless the context otherwise required, have the following respective meanings:

         (a) The term "Company" shall include Galaxy Nutritional Foods Company and any corporation which shall succeed to or assume the obligations of the Company hereunder.

         (b) The term "Common Stock" includes (a) the Company's Common Stock, $.01 par value per share; (b) any other capital stock of any class of classes (however designated) of the Company, authorized on or after such date, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled


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to vote for the election of directors of the Company; and (c) any other securities into which or for which any of the securities described in (a) or
(b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, on the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 of this Warrant or otherwise.

1.       Exercise of Warrant

         1.1 Vesting of Warrant. This warrant is immediately vested and may be exercised in full or in part according to the terms and conditions in paragraphs 1.2 and 1.3 listed below. The warrants can be exercised in increments of up to the maximum warrants issuable under the terms of this agreement.

         1.2 Full Exercise. This Warrant may be exercised in full by the holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

         1.3 Partial Exercise. This Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in Section
1.1 except that the amount payable by the holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock designated by the holder in the subscription at the end hereof by (b) the Purchase Price then in effect. On any such partial exercise the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock for which such Warrant or Warrants may still be exercised.

         1.4 Company Acknowledgement. The Company will, at the time of the exercise of the Warrant, upon the request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

         2. Delivery of Stock Certificates on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, the Company at its expense (including the payment by it if any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof,


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or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a non-assessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current market value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 1 and otherwise.

         3. Adjustment for Dividends in Other Stock, Property or Reclassification. In case at any time or from time to time, the holders of Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor,

         (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

         (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

         (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares of similar corporate rearrangement, other than additional shares of Common Stock (or Other Securities) issued as s stock dividend or in a stock-split (adjustment in respect of which are provided for in Section 4 hereof), then and in each such case the holder of this Warrant, on the exercise hereof as provided in Section 1 hereof, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) which such holder would hold on the date of such exercise if on the date hereof the holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such stock and other securities and property (including cash in the cases referred to in subdivision (b) and (c) of this Section 3) receivable by such holder as aforesaid during such period, giving effect to all adjustments called for during such period by Section 4 hereof.

         4. Extraordinary Events. In the event that the Company shall (i) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1 hereof, be entitled to receive that


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number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section
4) be issuable on such exercise by a fraction of which (i) the numerator of the Purchase Price which would otherwise (but for the provisions of this Section 4) be in effect, and (ii) the denominator is the Purchase Price in effect on the date of such exercise.

         5.       Notices of Record Date, etc. In the event of

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will mail or cause to be mailed to each holder of a Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date of which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of the Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant is to be offered or made. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken.

         6. Reservation of Stock Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrants.

         7. Exchange of Warrant. On surrender for exchange of any Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant and Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the


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aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

         8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         9. Warrant Agent. The Company may, by written notice to each holder of a Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1 hereof, exchanging Warrants pursuant to Section 7 hereof, and replacing Warrants pursuant to Section 8 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         10. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         11. Negotiability. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees:

                  (a) No holder of this Warrant shall, as such, be entitled to vote or to receive dividends or to be deemed the holder of Common Stock that may at any time be issuable upon exercise of the Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon such holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such holder shall have exercised the Warrant and been issued shares of the Common Stock in accordance with the provisions hereof;

                  (b) neither this Warrant nor any shares of Common Stock purchased pursuant to this Warrant are registered under the Securities Act of 1933 and applicable state securities laws. Therefore, the Company may require, as a condition of allowing the transfer or exchange of this Warrant or, until a registration statement for such shares has been filed with and declared effective by the Securities and Exchange Commission and applicable state securities commissions, such shares, that the holder or transferee of this Warrant or such shares, as the case may be, furnish to the Company an opinion of counsel reasonably acceptable to the Company to


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the effect that such transfer or exchange may be made without registration under the Securities Act of 1933 and applicable state securities laws. Until a registration statement for such shares has been filed with and declared effective by the Securities and Exchange Commission and applicable state securities laws; and

                  (c) Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         13. Piggy-back Registration Rights. In the event that after October 1, 2001, the Company proceeds with the actual preparation and filing of a Registration Statement under the Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders, the Company will cause such number of shares of Common Stock issuable to the holder upon exercise of this Warrant to be included in the Registration Statement filed at the Company's cost and expense. These piggy-back registration rights exclude the Company's anticipated Registration Statement on Form S-3, being filed by the Company on or about October 1, 2001.

         13. Registration Rights. The Company shall prepare, and as soon as practicable, but in no event later than February 1, 2002, file with the SEC a Registration Statement on Form S-3, or any other appropriate form of registration. In the event that the Company is engaged in material negotiations with respect to the potential sale of the Company, or the sale of the Company's securities pertaining to an equity financing which may require shares of the Company's stock to be registered, or the sale of substantially all of the Company's assets, the Company may, upon written notice to the holder, extend the February 1, 2002 filing date; provided, however, that in no event will the extension of the filing date, nor a change on Company ownership relieve the Company of its obligation to the holders registration rights.

         14. Notices, etc. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class mail,postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

         15. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Florida.

         16. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         17. Expiration. The right to exercise this Warrant shall expire at 5:00 pm Orlando time on October 5, 2006. Whether or not surrendered to the Company by the holder, this Warrant shall be deemed cancelled upon the expiration hereof.


(Corporate Seal)                    GALAXY NUTRITIONAL FOODS, INC.


                                    By:    /s/ Angelo S. Morini
                                       ----------------------------------------
                                       Angelo S. Morini
                                       Chairman, President & CEO


Attest:


By:   /s/ Julie Morini
   ------------------------------
   Corporate Secretary


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                              FORM OF SUBSCRIPTION
                   (To be signed only on exercise of Warrant)


TO:
   ----------------------

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, _____________________ shares of Common Stock of Galaxy Nutritional Foods Company and herewith makes payment of $______________________ therefore, and requests that the certificates for such shares be issued in the name of, and delivered to ___________________________________________, whose address is
_______________________________________________________________.


Dated:                                       ----------------------------------
                                             (Signature must conform to name of
                                             holder as specified on the face of
                                             the warrant)


                                             ----------------------------------
                                                          (Address)


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                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)


         For value received, the undersigned hereby sells, assigns, and transfers unto ____________________________________________ the right represented by the within Warrant to purchase _________________________________ shares of Common Stock of Galaxy Nutritional Foods Company to which the within Warrant relates, and appoints ________________________________________________
Attorney to transfer such right on the books of Galaxy Nutritional Foods Company with full power of substitution in the premises.


Dated:                                       ----------------------------------
                                             (Signature must conform to name of
                                             holder as specified on the face of
                                             the Warrant)


SIGNED IN THE PRESENCE OF:

-----------------------------------          ----------------------------------
                                                          (Address)